EXHIBIT 4.1
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                              THE AES CORPORATION

                                      AND

                         BANK ONE, NATIONAL ASSOCIATION

             (FORMERLY KNOWN AS THE FIRST NATIONAL BANK OF CHICAGO)


                                   as Trustee

                               ------------------

                          SIXTH SUPPLEMENTAL INDENTURE

                         Dated as of February 22, 2001

                                       TO

                                SENIOR INDENTURE

                          Dated as of December 8, 1998

                               ------------------


                          8.375% Senior Notes due 2011


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


     The SIXTH SUPPLEMENTAL INDENTURE, is dated as of this 22nd day of February, 2001 (the "Sixth Supplemental Indenture"), between THE AES CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and BANK ONE, NATIONAL ASSOCIATION (formerly known as THE FIRST NATIONAL BANK OF CHICAGO), a national banking association, as trustee (hereinafter sometimes referred to as the "Trustee").

     WHEREAS, the Company entered into a Senior Indenture dated as of December 8, 1998 between the Company and the Trustee (the "Indenture") to provide for the future issuance of its senior debentures, notes or other evidences of indebtedness (collectively, the "Securities"), said Securities to be issued from time to time in series as might be determined by the Company pursuant to the Indenture and, in an unlimited aggregate principal amount; and

     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 8.375% Senior Notes due 2011 (said series being hereinafter referred to as the "Series F Senior Notes"), the form and substance of such Series F Senior Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Sixth Supplemental Indenture; and

     WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Sixth Supplemental Indenture, and all requirements necessary to make this Sixth Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series F Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company;

     NOW, THEREFORE, in consideration of the purchase and acceptance of the Series F Senior Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series F Senior Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

Article One


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                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


     Section 1.1 TERMS DEFINED IN THE INDENTURE.

     Each capitalized term used not but defined in this Sixth Supplemental Indenture shall have the meaning assigned to such term in the Indenture.

     Section 1.2 CERTAIN DEFINITIONS.

     The following definitions are hereby added to the definitions contained in
Section 1.1 of the Indenture, but only with respect to the Series F Senior Notes issued in accordance with the provisions hereof:

     "Attributable Debt" means the present value (discounted at the rate of 8.375% per annum compounded monthly) of the obligations for rental payments required to be paid during the remaining term of any lease of more than 12 months.

     "Consolidated Net Assets" means the aggregate amount of assets (less reserves and other deductible items) after deducting current liabilities, as shown on the consolidated balance sheet of the Company and its Subsidiaries contained in the latest annual report to the stockholders of the Company and prepared in accordance with GAAP.

     "Clearstream" shall mean Clearstream Banking, societe anonyme, incorporated under the laws of Luxembourg as a professional depositary.

     "Common Depositary" shall mean Bank One NA, London Branch.

     "Euroclear" shall mean the Euroclear System.

     "Funded Debt" means indebtedness for borrowed money having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the determination of the amount thereof.

     "Principal Property" means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution, owned or leased by the Company and having a net book value in excess of 2% of Consolidated Net Assets, other than any such building, structure or other facility or portion thereof which is a pollution control facility financed by state or local governmental obligations or which the principal executive officer, president and principal financial officer of the Company determine in good faith is not of material importance to the total business conducted or assets owned by the Company and its Subsidiaries as an entirety.


                                       2
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                                   ARTICLE 2

                           THE SERIES F SENIOR NOTES

     Section 2.1 FORM.

     The Series F Senior Notes shall be substantially in the form of Exhibit A hereto, which is a part of this Sixth Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and this Sixth Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers of the Company executing such Series F Senior Notes, as evidenced by their execution of the Series F Senior Notes.

     The Series F Senior Notes will initially be issued as Registered Global Securities.

     The Company initially appoints Bank One NA, London Branch to act as Depositary and custodian with respect to the Series F Senior Notes.

     The Company initially appoints the Trustee, Bank One NA, London Branch and Banque Internationale a Luxembourg S.A. to act as Paying Agents with respect to the Series F Senior Notes.

     Section 2.2 DESIGNATION AND AMOUNT.

     (a) The Series F Senior Notes shall be entitled the "8.375% Senior Notes due 2011" of the Company.

     (b) The Trustee shall authenticate and deliver Series F Senior Notes for original issue on the date hereof in an aggregate principal amount of (pound)85,000,000. The aggregate principal amount of Series F Senior Notes that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, except for Series F Senior Notes that may be issued under item (d) below or authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Series F Senior Notes pursuant to Sections 2.7, 2.8, 2.10, 3.3 or 9.4 of the Indenture.

     (c) The Company may not issue new Series F Senior Notes to replace Series F Senior Notes that it has paid or delivered to the Trustee for cancellation.

     (d) The Company may, subject to Article 4 of this Sixth Supplemental Indenture and applicable law, issue additional Series F Senior Notes under this Sixth Supplemental Indenture. The Series F Senior Notes issued on the Closing Date and any additional Series F Senior Notes subsequently issued shall be treated as a single class for all purposes of this Sixth Supplemental Indenture.


                                       3
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     Section 2.3 INTEREST.

     Interest on the Series F Senior Notes shall be payable in the amount, on the dates and in the manner provided for in the form of the Series F Senior Note attached hereto as Exhibit A.

     Section 2.4 DENOMINATIONS.

     The Series F Senior Notes shall be Registered Securities in denominations of (pound)1,000 or any integral multiple thereof.

     Section 2.5 PLACE OF PAYMENT.

     The place of payment for the Series F Senior Notes shall be the Borough of Manhattan, The City of New York and the offices of the Paying Agents. So long as the Series F Senior Notes are in the form of Registered Global Securities, the Company agrees that payments of interest on, and any portion of the Principal of, the Series F Senior Notes shall be made by the Paying Agents, upon receipt from the Company of immediately available funds (by credit or transfer).

     Section 2.6 TRANSFER AND EXCHANGE.

     Except as set forth in the paragraph below, transfers of a Registered Global Security shall be limited to transfers of such Registered Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

     A Registered Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary shall be transferred to the beneficial owners thereof in the form of certificated Securities in definitive form only if (i) Euroclear and Clearstream notify the Company that they are unwilling or unable to continue as clearing agency for such Registered Global Security and a successor is not appointed by the Company within 90 days of such notice, or
(ii) the Company in its sole discretion at any time determines that the Series F Senior Notes shall no longer be maintained in global form.

     If at any time Euroclear and Clearstream notify the Company that they are unable or unwilling to continue as clearing agency for such Registered Global Securities , the Company shall appoint a successor under applicable law with respect to such Registered Global Securities. If a successor clearing agency eligible under applicable law for such Registered Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of the Company's order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and deliver Registered Securities of such series and tenor, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.


                                       4
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Section 2.7       SUBSTITUTION OF CURRENCY.

     If the United Kingdom adopts the Euro, the regulations of the European Commission relating to the Euro shall apply to the Series F Senior Notes and this Sixth Supplemental Indenture. The Company and each Holder agree, to the extent permitted by law, the circumstances and consequences described in this paragraph entitle neither the Company nor any holder to early redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of the Series F Senior Notes and this Sixth Supplemental Indenture or to raise other defenses or to request any compensation claim, nor will they affect any other obligations of the Company under the Series F Senior Notes and this Sixth Supplemental Indenture.

     SECTION 2.8 REGISTRAR AND TRANSFER AGENTS

     The Company appoints Banque Internationale a Luxembourg S.A. as Transfer Agent with respect to the Series F Senior Notes where the Series F Senior Notes may be presented for payment. The Company shall cause the Registrar to keep a register of the Global Registered Securities and of their registration, transfer and exchange.

     Banque Internationale a Luxembourg S.A. shall be deemed an additional Registrar for purposes of this Sixth Supplemental Indenture.

                                 ARTICLE THREE

                             OPTIONAL REDEMPTION OF
                           THE SERIES F SENIOR NOTES

     Section 3.1 OPTIONAL REDEMPTION.

     The Series F Senior Notes may be redeemed at the option of the Company, as a whole or from time to time in part, at the times and at the Redemption Price specified in the form of the Series F Senior Note attached hereto as Exhibit A.

                                  ARTICLE FOUR

                        ADDITIONAL COVENANTS APPLICABLE
                          TO THE SERIES F SENIOR NOTES

     Section 4.1 RESTRICTIONS ON SECURED DEBT.

     If the Company shall incur, issue, assume or guarantee any indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of indebtedness, secured by a mortgage, pledge or other lien on any Principal Property or any capital stock or indebtedness held directly by the Company of any Subsidiary of the Company, the Company shall secure the Series F Senior Notes equally and ratably with (or prior to) such indebtedness, so long as such indebtedness shall be so secured, unless after giving effect thereto the aggregate amount of all such indebtedness so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Properties, would not exceed 15% of the Consolidated Net Assets of the Company.

     The foregoing restriction shall not apply to, and there shall be excluded in computing secured indebtedness for the purpose of such restriction, indebtedness secured by (a) property of any Subsidiary of the Company, (b) liens on property of, or on any shares of stock or debt of, any corporation existing at the time such corporation becomes a Subsidiary, (c) liens in favor of the Company or any Subsidiary, (d) liens in favor of U.S. or foreign governmental bodies to secure partial, progress, advance or other payments, (e) liens on property, shares of stock or debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), purchase money mortgages and construction cost mortgages existing at or incurred within 180 days of the time of acquisition thereof, (f) liens existing on the first date on which any Series F Senior Note is authenticated by the Trustee, (g) liens under one or more credit facilities for indebtedness in an aggregate principal amount not to exceed $900,000,000 at any time outstanding, (h) liens incurred in connection with pollution control, industrial revenue or similar financings, and (i) any extension, renewal or replacement of any debt secured by any liens referred to in the foregoing clauses (a) through (h), inclusive.

     Section 4.2 RESTRICTIONS ON SALES AND LEASEBACKS.

     The Company shall not enter into any sale and leaseback transaction involving any Principal Property, the acquisition or completion of construction and commencement of full


                                       6
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operation of which has occurred more than 180 days prior thereto, unless (a)
the Company could incur a lien on such property under the restrictions described in Section 4.1 hereof in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the Series F Senior Notes or (b) the Company, within 180 days after the sale or transfer by the Company, applies to the retirement of its Funded Debt an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so sold and leased as determined by the board of directors of the Company; provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (A) the principal amount of any Series F Senior Notes delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation, and (B) the principal amount of Funded Debt, other than Series F Senior Notes, voluntarily retired by the Company within 180 days after such sale or transfer; provided further that no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

                                 ARTICLE FIVE

                    ADDITIONAL EVENTS OF DEFAULT APPLICABLE
                          TO THE SERIES F SENIOR NOTE

     Section 5.1 ADDITIONAL EVENTS OF DEFAULT.

     Pursuant to Section 6.1 (f) of the Indenture, an "Event of Default" shall be deemed to occur with respect to the Series F Senior Notes if an event of default, as defined in any indenture or instrument evidencing or under which the Company has as of the date of this Sixth Supplemental Indenture or shall thereafter have outstanding any indebtedness, shall happen and be continuing and either (a) such default results from the failure to pay the principal of such indebtedness in excess of $50 million at final maturity of such indebtedness or (b) as a result of such default the maturity of such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 60 days and the principal amount of such indebtedness, together with the principal amount of any other indebtedness of the Company in default, or the maturity of which has been accelerated, aggregates $50 million or more; provided that the Trustee shall not be charged with knowledge of any such default unless written notice thereof shall have been given to the Trustee by the Company, by the holder or an agent of the holder of any such indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the holders of not less than 25% in the aggregate principal amount of the Series F Senior Notes at the time outstanding; and provided further that if such default shall be remedied or cured by the Company or waived by the holder of such indebtedness, then the Event of Default described under this Sixth Supplemental Indenture shall be deemed likewise to have been remedied, cured or waived without further action on the part of the Trustee, any Holder of Series F Senior Notes or any other person.

                                  ARTICLE SIX

                       LUXEMBOURG STOCK EXCHANGE LISTING

     SECTION 6.1 LUXEMBOURG STOCK EXCHANGE LISTING

     The Company shall use its best efforts to cause and maintain the listing of the Series F Senior Notes on the Luxembourg Stock Exchange as long as the notes are outstanding.

     SECTION 6.2 amendments, supplements and waivers

     The following language is hereby added as item (8) to section 9.1 of the Indenture but only with respect to the Series F Senior Notes issued in accordance with the provisions hereof:

     In order to comply with the requirements of the Luxembourg Stock Exchange in order to effect or maintain the listing of the Series F Senior Notes on the Luxembourg Stock Exchange.

     SECTION 6.3 NOTICE TO HOLDERS

     As long as the Series F Senior Notes are listed on the Luxembourg Stock Exchange and so long as the rules of such exchange so require, the Company shall maintain an agent for making payments on, and transfers of, Series F Senior Notes in Luxembourg. The Company has initially designated Banque Internationale a Luxembourg S.A.for such purposes.

                                 ARTICLE SEVEN

                            MISCELLANEOUS PROVISIONS

     Section 7.1 RATIFICATION.

     The Indenture, as supplemented by this Sixth Supplemental Indenture, is in all respects ratified and confirmed. This Sixth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent provided herein and therein.

     Section 7.2 COUNTERPARTS.

     This Sixth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


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


     IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                      THE AES CORPORATION, as
                                      the Company

                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


Attest:

By:
   -------------------------------
   Name:
   Title:

                                      BANK ONE, NATIONAL ASSOCIATION (formerly known as THE FIRST NATIONAL BANK OF CHICAGO), as Trustee

                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


Attest:


By:
   ---------------------------------
   Name:
   Title:


                                       9
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                                                                       EXHIBIT A


                      FORM OF FACE OF SERIES F SENIOR NOTE

     This Series F Senior Note is a Registered Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Series F Senior Note is exchangeable for Series F Senior Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture. Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     Unless this Series F Senior Note is presented by an authorized representative of Bank One NA, London Branch to the issuer or its agent for registration of transfer, exchange or payment, and any Series F Senior Note issued is registered in the name of Bank One Nominees Limited or such other name as requested by an authorized representative of Bank One NA, London Branch and any payment hereon is made to Bank One Nominees Limited, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Bank One Nominees Limited, has an interest herein.

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                                                      No. ISIN NO.: XS0125168780


                               (pound)85,000,000

                          8.375% SENIOR NOTE DUE 2011


                      THE AES CORPORATION promises to pay
    to Bank One Nominees Limited, or registered assigns the principal sum of
            EIGHTY FIVE MILLION POUNDS STERLING ((pound)85,000,000)
                                       on
                                 March 1, 2011.

Interest Payment Dates: March 1 and September 1 of each year, commencing September 1, 2001

Record Dates:  February 15 and August 15


                                        By:
                                           -------------------------------------
                                                Authorized Signature


                                        By:
                                           -------------------------------------
                                                Authorized Signature

Dated:  February 22, 2001

Certificate of Authentication

     This is one of the 8.375% Senior Notes due 2011 referred to in the within-mentioned Indenture.


                                        Bank One, National Association (formerly known as The First National Bank of Chicago), as Trustee


                                        By:
                                           -------------------------------------
                                                 Authorized Signatory

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                   [FORM OF REVERSE OF SERIES F SENIOR NOTE]

                              THE AES CORPORATION

                          8.375% SENIOR NOTE DUE 2011

     i. Interest. THE AES CORPORATION, a Delaware corporation (the "Company," which definition shall include any successor thereto in accordance with the Indenture (as defined below), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of 8.375% per annum. Interest on the Series F Senior Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from February 22, 2001 through but excluding the date on which interest is paid. Interest shall be payable in arrears on March 1 and September 1 of each year (each an "Interest Payment Date"), commencing September 1, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     ii. Method of Payment. The Company will pay interest on the Series F Senior Notes (except defaulted interest) to the Persons who are registered Holders of Series F Senior Notes at the close of business on the fifteenth calendar day of the month preceding each Interest Payment Date (each, a "Regular Record Date"). Holders must surrender Series F Senior Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United Kingdom that at the time of payment is legal tender for payment of public and private debts. At the Company's option, interest may be paid by check mailed to the registered address of the Holder of this Series F Senior Note.

     iii. Paying Agent and Registrar. Initially, Bank One, National Association (formerly known as The First National Bank of Chicago) (the "Trustee") will act as Paying Agent and Registrar. In addition, Bank One NA, London Branch will initially act as Paying Agent in London, and Banque Internationale a Luxembourg S.A. will initially act as Paying Agent in Luxembourg. The Company may change any Paying Agent, Registrar or co-Registrar without notice, provided that the Company will at all times maintain (i) a Paying Agent in The City of New York and, (ii) so long as the Series F Senior Notes may be listed on the Luxembourg Stock Exchange, a Paying Agent in Luxembourg.

     iv. Indenture. The Company issued the Series F Senior Notes under an Indenture dated as of December 8, 1998 between the Company and the Trustee as supplemented by the Sixth Supplemental Indenture dated as of February 22, 2001 between the Company and the Trustee (said Indenture, as so supplemented, the "Indenture"). This Series F Senior Note is one of an issue of Securities of the Company issued under the Indenture. The terms of the Series F Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as amended from time to time. The Series F Senior Notes are subject to all such terms, and Holders of the Series F Senior Notes are referred to the Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Series F Senior Notes are general unsecured and unsubordinated obligations of the Company ranking pari passu with all of the Company's unsecured and unsubordinated obligations, limited in aggregate principal amount to (pound)85,000,000. The Indenture limits the ability of the Company to incur certain secured indebtedness and to enter into certain sale and leaseback transactions.

     v. Optional Redemption. The Series F Senior Notes are subject to redemption upon not less than 30 nor more than 60 days notice mailed to each holder of Series F Senior Notes to be redeemed at its address appearing in the Security Register, at any time prior to maturity as a whole or in part, at the election of the Company at a price (the "Redemption Price") equal to the sum of
(i) 100% of the principal amount thereof plus accrued interest to the redemption date plus (ii) the Make-Whole Amount, if any.

"Make-Whole Amount" means the excess, if any, of (i) the aggregate present value as of the date of such redemption of the principal amount being redeemed and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such principal amount if such prepayment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the Business Day preceding the date of such redemption) from the respective dates on which such principal and interest would have been payable if such payment had not been made, over (ii) the aggregate principal amount of the Series F Senior Notes being redeemed.

"Reinvestment Rate" means 0.50% (one-half of one percent) plus the Gilt Rate. "Gilt Rate" means the yield to maturity at the time of computation of United Kingdom government securities with a constant maturity as compiled by the Office for National Statistics and published in the most recent financial statistics that have become publicly available at least two business days in London prior to the date fixed for redemption, most nearly equal to the then remaining years to the maturity of the principal being redeemed (the "Maturity"); provided that if the number of years to the Maturity is not equal to the constant maturity of a United Kingdom government security for which a weekly average yield is given, the Gilt Rate shall be obtained by linear interpolation, calculated to the nearest one-twelfth of a year, from the weekly average yields of United Kingdom government securities for which such yields are given, except that if the number of years to the Maturity is less than one year, the weekly average yield on actually traded United Kingdom government securities adjusted to a constant maturity of one year shall be used.

     vi. Mandatory Redemption. No sinking fund is provided for the Series F Senior Notes.


     vii. Denominations, Transfer, Exchange. The Series F Senior Notes are in registered form without coupons in denominations of (pound)1,000 and integral multiples of (pound)1,000. A Holder may transfer or exchange Series F Senior Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Series F Senior Notes or portion of a Series F Series Note selected for redemption, or transfer or exchange any Series F Series Notes for a period of 15 days before selection of such Series F Series Notes to be redeemed.

     viii. Persons Deemed Owners. The registered holder of a Series F Senior Note may be treated as the owner of it for all purposes.

     ix. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

     x. Amendment, Supplement, Waiver. The Company and the Trustee may, without the consent of the holders of any outstanding Series F Senior Notes, amend, waive or supplement the Indenture or the Series F Senior Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, effect or maintain the listing of the Series F Senior Notes on the Luxembourg Stock Exchange or making any other change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Series F Senior Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of all series affected, subject to certain exceptions requiring the consent of the Holders of the particular Series F Senior Notes.

     xi. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Series F Senior Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor corporation, subject to certain exceptions, will be released from those obligations.

     xii. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(d) or (e) of the Indenture with respect to the Company) occurs and is continuing, then the holders of not less than 25% in aggregate principal amount of the outstanding Series F Senior Notes may, or the Trustee may, declare the principal of, plus accrued interest, if any, to be due and payable immediately. If an Event of Default specified in Section 6.1(d) or (e) of the Indenture with respect to the Company occurs and is continuing, the principal of and accrued interest on all of the Series F Senior Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of the Series F Senior Notes may not enforce the Indenture or the Series F Senior Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Series F Senior Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Series F Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Series F Senior Notes notice of any continuing default (except a default in payment of principal or interest or a failure to comply with Article 5 of the Indenture) if it determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     xiii. Trustee Dealing with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     xiv. No Recourse Against Others. A director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under the Series F Senior Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Series F Senior Notes by accepting a Series F Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Series F Senior Notes.

     xv. Defeasance. The Indenture contains provisions (which provisions apply to this Series F Senior Note) for defeasance at any time of (a) the entire indebtedness of the Company in respect of this Series F Senior Note and (b) certain restrictive covenants and Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

     xvi. Notices to Holders. As long as the Series F Senior Notes are listed on the Luxembourg Stock Exchange and so long as the rules of such exchange so require, the Company shall maintain an agent for making payments on, and transfers of, Series F Senior Notes in Luxembourg. The Company has initially designated Banque Internationale a Luxembourg S.A. for such purposes.

     xvii. Authentication. This Series F Senior Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Series F Senior Note.

     xviii. Abbreviations. Customary abbreviations may be used in the name of a Holder of Series F Senior Notes or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     xix. GOVERNING LAW. THE INDENTURE AND THIS SERIES F SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     The Company will furnish to any Holder of Series F Senior Notes upon written request and without charge a copy of the Indenture. Requests may be made to:

                 THE AES CORPORATION
                 1001 North 19th Street, Suite 2000
                 Arlington, Virginia  22209
                 Telephone:  (703) 522-1315
                 Telecopy:  (703) 528-4510

                 Attention:  General Counsel


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


                                ASSIGNMENT FORM

If you the holder want to assign this Series F Senior Note, fill in the form below and have your signature guaranteed:

     I or we assign and transfer this Series F Senior Note to___________________

--------------------------------------------------------------------------------
(Insert assignee's social security or tax ID number)____________________________

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code) and irrevocably appoint ____________________________ agent to transfer this Series F Senior Note on the books of the Company. The agent may substitute another to act for him.



Date:                                Your signature:
     -----------------------------                  ----------------------------
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Series F Senior Note)

Signature Guarantee:
                    ------------------------------------------------------------

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                      A-1